Exhibit 99.1

INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Second Quarter 2022 Financial Results

•Public cloud ARR of $234 million, an increase of 68% as reported and 75% in constant currency from the prior year period(1)
•Second quarter recurring revenue of $345 million, a decrease of 8% as reported and 5% in constant currency from the prior year period(1)
•Recurring revenue was 80% of total revenue in the second quarter, up from 77% the prior year period
•Second quarter GAAP earnings per share of ($0.04)
•Second quarter Non-GAAP earnings per diluted share of $0.33(2)
•Second quarter cash from operations of $105 million and free cash flow of $102 million(3)

SAN DIEGO – August 4, 2022 -- Teradata (NYSE: TDC) today announced its second quarter 2022 financial results.

“Teradata delivered strong Cloud ARR growth, triple-digit free cash flow, and non-GAAP EPS that exceeded the high-end of our quarterly outlook, demonstrating the resiliency of our business in a volatile economic environment,” said Steve McMillan, President and CEO, Teradata. “I am proud of the execution of the entire Teradata team and am confident that we will continue to drive profitability and free cash flow. We have powerful new technology being unveiled later in the month that increases benefits to our customers, expands our total addressable market, and extends our multi-cloud data and analytics platform leadership.”

Second Quarter 2022 Financial Highlights Compared to Second Quarter 2021

•Public cloud ARR increased to $234 million from $139 million, an increase of 68% as reported and 75% in constant currency(1)
•Total ARR decreased to $1.390 billion from $1.426 billion, a decrease of 3% as reported and an increase of 1% in constant currency(1)
•Total revenue was $430 million versus $491 million, a decrease of 12% as reported and 8% in constant currency(1)
•Recurring revenue was $345 million versus $376 million, a decrease of 8% as reported and 5% in constant currency(1)
•Recurring revenue was 80% of total revenue in the second quarter, up from 77% the prior year period
•GAAP gross margin was 60.0% versus 63.1%
•Non-GAAP gross margin was 61.2% versus 64.8%(2)
•GAAP operating income was $14 million versus $70 million
•Non-GAAP operating income was $55 million, versus $117 million (2)
•GAAP EPS was ($0.04) versus $0.39 per diluted share
•Non-GAAP diluted EPS was $0.33 versus $0.74(2)
•Cash flow from operations was $105 million compared to $225 million

•Free cash flow was $102 million compared to $219 million(3)

Outlook
For the third quarter of 2022:
•GAAP diluted EPS is expected to be in the range of $0.01 to $0.05.
•Non-GAAP diluted EPS is expected to be in the range of $0.27 to $0.31.(2)

Teradata re-affirms the following outlook for the full year 2022:
•Public cloud ARR is expected to increase by approximately 80% year-over-year, as reported and in constant currency.(1)
•Total recurring revenue to decline in the low-to-mid-single-digit percentage range year-over-year as reported. On a constant currency basis, total recurring revenue is projected to be flat to grow in the low-single-digit percentage range.(1)
•Total revenue to decline in the mid-to-high-single-digit percentage range year-over-year as reported. On a constant currency basis, total revenue is anticipated to decline in the low-single-digit percentage range.(1)
•Non-GAAP diluted EPS is expected to be in the range of $1.55 to $1.65.(2)
•Cash flow from operations is expected to be approximately $425 million.
•Free cash flow is expected to be approximately $400 million.(3)

Teradata updates the following outlook for full year 2022:

•Widen the range for Total ARR as reported to now decline in the low-to-mid-single-digit percentage range year-over-year. On a constant currency basis, Total ARR is now projected to grow in the low-single-digit percentage to decline in the low-single-digit percentage range.(1)
•GAAP diluted EPS to now be in the range of $0.36 to $0.46.

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s second quarter 2022 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended June 30
	2022	2021	% Change as Reported	% Change in CC
Recurring revenue	$345	$376	(8)%	(5)%
Perpetual software licenses, hardware and other	8	17	(53)%	(50)%
Consulting services	77	98	(21)%	(16)%
Total revenue	$430	$491	(12)%	(8)%

Americas	$249	$274	(9)%	(8)%
EMEA	103	128	(20)%	(13)%
APJ	78	89	(12)%	(3)%
Total revenue	$430	$491	(12)%	(8)%

Revenue
(in millions)
	For the Six Months ended June 30
	2022	2021	% Change as Reported	% Change in CC
Recurring revenue	$731	$748	(2)%	1%
Perpetual software licenses, hardware and other	34	40	(15)%	(11)%
Consulting services	161	194	(17)%	(13)%
Total revenue	$926	$982	(6)%	(2)%

Americas	$539	$537	—%	1%
EMEA	232	275	(16)%	(9)%
APJ	155	170	(9)%	(2)%
Total revenue	$926	$982	(6)%	(2)%

	As of June 30
	2022	2021	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,390	$1,426	(3)%	1%
Public cloud ARR**	$234	$139	68%	75%

* Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata's definition may differ from other companies' definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Six Months
(in millions, except per share data)	ended June 30			ended June 30
Gross Profit:	2022	2021	% Chg.	2022	2021	% Chg.
GAAP Gross Profit	$258	$310	(17)%	$559	$617	(9)%
% of Revenue	60.0%	63.1%		60.4%	62.8%

Excluding:
Stock-based compensation expense	4	5		9	8
Reorganization and transformation cost and cost associated with ceasing operations in Russia	1	3		7	8
Non-GAAP Gross Profit	$263	$318	(17)%	$575	$633	(9)%
% of Revenue	61.2%	64.8%		62.1%	64.5%

Operating Income
GAAP Operating Income	$14	$70	(80)%	$82	$151	(46)%
% of Revenue	3.3%	14.3%		8.9%	15.4%

Excluding:
Stock-based compensation expense	32	31		63	52
Reorganization and transformation cost and cost associated with ceasing operations in Russia	9	16		25	29
Non-GAAP Operating Income	$55	$117	(53)%	$170	$232	(27)%
% of Revenue	12.8%	23.8%		18.4%	23.6%

Net Income
GAAP Net Income	$(4)	$44	(109)%	$32	$97	(67)%
% of Revenue	(0.9)%	9%		3.5%	9.9%

Excluding:
Stock-based compensation expense	32	31		63	52
Reorganization and transformation cost and cost associated with ceasing operations in Russia	9	16		25	29
Income tax adjustments (i)	(2)	(8)		(14)	(17)
Non-GAAP Net Income	$35	$83	(58)%	$106	$161	(34)%
% of Revenue	8.1%	16.9%		11.4%	16.4%

	For the Three Months		For the Six Months
	ended June 30		ended June 30		2022 Outlook
Earnings Per Share:	2022	2021	2022	2021	2022 Q3 Guidance	2022 FY Guidance
GAAP Earnings Per Share	$(0.04)	$0.39	$0.30	$0.86	$0.01 - $0.05	$0.36 - $0.46
Excluding:
Stock-based compensation expense	0.30	0.28	0.59	0.46	0.29	1.17
Reorganization and transformation cost and cost associated with ceasing operations in Russia	0.09	0.14	0.23	0.26	0.01	0.24
Income tax adjustments(i)	(0.02)	(0.07)	(0.13)	(0.15)	(0.04)	(0.22)
Non-GAAP Diluted Earnings Per Share	$0.33	$0.74	$0.99	$1.43	$0.27 - $0.31	$1.55 - $1.65

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. Of this amount, the adjustment for the tax impact of ceasing our operations in Russia created a favorable EPS impact of 0.03 and 0.05 cents, respectively, for the three and six months ended June 30, 2022. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended June 30, 2022 was 14.6% and June 30, 2021 was 21.7%. For the six months ended the non-GAAP effective tax rate was 25.9% for 2022 and 24.1% for 2021.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under generally accepted accounting principles in the United States (GAAP) and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the company's existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repay the company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Six Months
	ended June 30		ended June 30		Outlook
	2022	2021	2022	2021	2022
Cash provided by operating activities (GAAP)	$105	$225	$256	$335	~$425
Less capital expenditures for:
Expenditures for property and equipment	(2)	(5)	(3)	(9)	(~23)
Additions to capitalized software	(1)	(1)	(1)	(2)	(~2)
Total capital expenditures	(3)	(6)	(4)	(11)	(~25)
Free Cash Flow (non-GAAP measure)	$102	$219	$252	$324	~$400

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2022 third quarter and full year financial guidance and an anticipated new product announcement.. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to execute and realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results and on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

# # #
The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2022	2021	% Chg	2022	2021	% Chg
Revenue
Recurring	$345	$376	(8)%	$731	$748	(2)%
Perpetual software licenses, hardware and other	8	17	(53)%	34	40	(15)%
Consulting services	77	98	(21)%	161	194	(17)%
Total revenue	430	491	(12)%	926	982	(6)%
Gross profit
Recurring	249	289		530	571
% of Revenue	72.2%	76.9%		72.5%	76.3%
Perpetual software licenses, hardware and other	2	6		10	18
% of Revenue	25.0%	35.3%		29.4%	45.0%
Consulting services	7	15		19	28
% of Revenue	9.1%	15.3%		11.8%	14.4%
Total gross profit	258	310		559	617
% of Revenue	60.0%	63.1%		60.4%	62.8%

Selling, general and administrative expenses	163	161		320	310
Research and development expenses	81	79		157	156
Income from operations	14	70		82	151
% of Revenue	3.3%	14.3%		8.9%	15.4%

Other expense, net	(14)	(11)		(27)	(20)

Income before income taxes	—	59		55	131
% of Revenue	—%	12.0%		5.9%	13.3%

Income tax expense	4	15		23	34
% Tax rate	972.0%	25.4%		41.8%	26.0%

Net (loss) income	$(4)	$44		$32	$97
% of Revenue	(0.9)%	9.0%		3.5%	9.9%

Net (loss) income per common share
Basic	$(0.04)	$0.40		$0.31	$0.89
Diluted	$(0.04)	$0.39		$0.30	$0.86

Weighted average common shares outstanding
Basic	103.5	109.0		104.2	108.9
Diluted	103.5	112.7		107.1	112.7

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	June 30, 2022	December 31, 2021	June 30, 2021
Assets
Current assets
Cash and cash equivalents	$545	$592	$684
Accounts receivable, net	266	336	299
Inventories	17	26	20
Other current assets	93	152	143
Total current assets	921	1,106	1,146
Property and equipment, net	249	288	325
Right of use assets- operating lease, net	17	26	27
Goodwill	390	396	399
Capitalized contract costs, net	95	111	97
Deferred income taxes	194	202	208
Other assets	29	40	43
Total assets	$1,895	$2,169	$2,245

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$—	$88	$62
Current portion of finance lease liability	70	77	87
Current portion of operating lease liability	8	12	13
Accounts payable	83	67	91
Payroll and benefits liabilities	108	148	119
Deferred revenue	530	552	544
Other current liabilities	79	89	82
Total current liabilities	878	1,033	998
Long-term debt	497	324	374
Finance lease liability	48	53	73
Operating lease liability	13	18	20
Pension and other postemployment plan liabilities	129	138	143
Long-term deferred revenue	11	27	41
Deferred tax liabilities	7	7	6
Other liabilities	90	109	119
Total liabilities	1,673	1,709	1,774
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,874	1,808	1,743
Accumulated deficit	(1,496)	(1,211)	(1,138)
Accumulated other comprehensive loss	(157)	(138)	(135)
Total stockholders' equity	222	460	471
Total liabilities and stockholders' equity	$1,895	$2,169	$2,245

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2022	2021	2022	2021
Operating activities
Net income	$(4)	$44	$32	$97
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	33	37	73	76
Stock-based compensation expense	32	31	63	52
Deferred income taxes	(6)	(1)	2	9
Changes in assets and liabilities:
Receivables	64	68	70	32
Inventories	(1)	(4)	9	9
Current payables and accrued expenses	23	59	(26)	15
Deferred revenue	(58)	(15)	(38)	48
Other assets and liabilities	22	6	71	(3)
Net cash provided by operating activities	105	225	256	335
Investing activities
Expenditures for property and equipment	(2)	(5)	(3)	(9)
Additions to capitalized software	(1)	(1)	(1)	(2)
Net cash used in investing activities	(3)	(6)	(4)	(11)
Financing activities
Repurchases of common stock	(17)	(38)	(317)	(121)
Proceeds from long-term borrowings	100	—	100	—
Repayments of long-term borrowings	—	(13)	(13)	(19)
Payments of finance leases	(23)	(29)	(45)	(44)
Other financing activities, net	(3)	5	1	18
Net cash used in financing activities	57	(75)	(274)	(166)
Effect of exchange rate changes on cash and cash equivalents	(19)	1	(25)	(4)
(Decrease) increase in cash, cash equivalents and restricted cash	140	145	(47)	154
Cash, cash equivalents and restricted cash at beginning of period	408	542	595	533
Cash, cash equivalents and restricted cash at end of period	$548	$687	$548	$687

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$10	$13	$34	$58
Assets acquired by operating leases	$—	$1	$1	$3

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2022	2021	% Change As Reported	% Change Constant Currency(2)	2022	2021	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$249	$274	(9)%	(8)%	$539	$537	0%	1%
EMEA	103	128	(20)%	(13)%	232	275	(16)%	(9)%
APJ	78	89	(12)%	(3)%	155	170	(9)%	(2)%
Total segment revenue	430	491	(12)%	(8)%	926	982	(6)%	(2)%

Segment gross profit
Americas	153	185			342	367
% of Revenue	61.4%	67.5%			63.5%	68.3%
EMEA	63	80			141	168
% of Revenue	61.2%	62.5%			60.8%	61.1%
APJ	47	53			92	98
% of Revenue	60.3%	59.6%			59.4%	57.6%
Total segment gross profit	263	318			575	633
% of Revenue	61.2%	64.8%			62.1%	64.5%

Reconciling items(1)	(5)	(8)			(16)	(16)
Total gross profit	$258	$310			$559	$617
% of Revenue	60.0%	63.1%			60.4%	62.8%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.